EXHIBIT 3.4
                                   RESOLUTION
                          OF THE BOARD OF DIRECTORS OF
                           FLAG FINANCIAL CORPORATION
                                DECEMBER 20, 2000

     WHEREAS, Section 2.2 of the Bylaws of the Company provide that the Board of Directors of the Company shall consist of not fewer than 10 and not more than 25 members; and

     WHEREAS, the Board of Directors believes it is in the best interests of the Company to amend the provision of the Bylaws relating to the number of directors;

     NOW, THEREFORE BE IT RESOLVED, that the following sentence be inserted after the first sentence of Section 2.2 of Article II of the Company's Bylaws:

"The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the affirmative vote of majority of all directors then in office or the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote at any regular or special meeting of the stockholders called for that purpose."

     RESOLVED FURTHER, that all other provisions of the Bylaws shall remain in full force.

     RESOLVED  FURTHER,  that the number of directors is hereby set at seventeen
(17)  with  the  classes  of  directors  divided  as  follows:

                                  Number  of
     Term  Expiring               Directors  in  Class          Class  Name
     --------------               --------------------          -----------
     2001  Annual  Meeting               6                      Class  I
     2002  Annual  Meeting               6                      Class  II
     2003  Annual  Meeting               5                      Class  III

     RESOLVED FURTHER, that the following individuals are hereby appointed to serve as directors in the class indicated below until the next annual meeting of shareholders:

     Director                    Class
     --------------------        --------------------
     Charles  O.  Hinely         Class  II
     James  Brett                Class  I
     David  Dunaway              Class  I


     The Board notes that as a result of the increase in the number of directors and the director appointments authorized above, a vacant director position exist in Class III, which the Board intends to fill at a later date.


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